Exhibit 23.19

CONSENT OF QUALIFIED PERSON

I, Wynand Marx, M.Eng., consent to the public filing of Section 13.6 (the “Covered Section”) of the Technical Report Summary titled “Technical Report Summary, Elk Creek Project, Nebraska” with an Effective Date of June 30, 2022 (the “Technical Report Summary”) as an exhibit to this Registration Statement on Form S-3 and any and all amendments and supplements thereto (the “Registration Statement”) of NioCorp Developments Ltd. (the “Company”).

I also consent to the use of and references to my name, including my status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Section in the Registration Statement (the “Disclosure”).

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Section.

Signed and dated this 14th day of March 2023 at Johannesburg, South Africa.

/s/ Wynand Marx

Wynand Marx, M.Eng.

Chief Operating Officer

BBE Consulting